EXHIBIT 99.1

PHI Group Extends Record Date for Special Stock Dividend in American Pacific Resources, Inc.

* Shareholder Conference Call Scheduled June 7, 2019

New York, May 31, 2019 — PHI Group, Inc. (www.phiglobal.com) (OTC Markets: PHIL), a U.S. diversified holding company focused on mergers and acquisitions and investments in select industries and special situations, today announced that the Company’s Board of Directors has passed a corporate resolution to extend the Record Date for the special stock dividend in American Pacific Resources, Inc., a wholly owned subsidiary of the Company, to September 30, 2019, at the request of certain holders of outstanding convertible notes of the Company.

The provisions for the afore-mentioned stock dividend are as follows: (a) Eligible shareholders: In order to be eligible for the above-mentioned special stock dividend, a shareholder of PHI Group, Inc. must hold at least twenty (20) shares of Common Stock of PHI Group, Inc. as of September 30, 2019 (the New Record Date); (b) Dividend ratio: All eligible shareholders of Common Stock of the Company as of the new Record Date will be entitled to receive one (1) share of Common Stock of American Pacific Resources, Inc. for every twenty (20) shares of Common Stock of PHI Group, Inc. held by such shareholders as of the new Record date; and (c) Payment Date: the Payment Date for the distribution of the special stock dividend to be ten (10) business days after a registration statement for said special stock dividend shares is declared effective by the Securities and Exchange Commission.

The record date is extended to comply with the contractual obligations in connection with the Company’s outstanding convertible notes at the request of certain note holders, as well as to allow for further substantive developments of American Pacific Resources, Inc. and also to enable the Company to execute its stock buyback program before the distribution of the special dividend shares.

Henry Fahman, Chairman and CEO of PHI Group, Inc., will host a conference call for our shareholders and investors at 4:30 P.M. Eastern Time, Friday June 7, 2019 and discuss additional corporate updates.

To participate in the conference call, please note:

Topic: Shareholder Conference Call

Time: Jun 7, 2019 4:30 PM Eastern Time (US and Canada)

Join Zoom Meeting

https://zoom.us/j/4049347924

One tap mobile

+16465588656; 4049347924# US (New York)

+17207072699; 4049347924# US

Dial by your location

+1 646 558 8656 US (New York)

+1 720 707 2699 US

Meeting ID: 404 934 7924

Find your local number: https://zoom.us/u/ab5UcLQxh

About PHI Group

PHI Group (www.phiglobal.com) primarily focuses on mergers and acquisitions and invests in select industries and special situations that may substantially enhance shareholder value. In addition, the Company’s wholly owned subsidiary, PHI Capital Holdings, Inc. (www.phicapitalholdings.com) provides M&A consulting services and assists companies to go public and access international capital markets. The Company has also been working diligently to organize PHILUX Global Funds with several compartments for investment in renewable energy, agriculture, real estate and multiple commodities. In addition, PHI Luxembourg Development SA, a Luxembourg-based wholly owned subsidiary of the Company, has been cooperating with reputable international advisers and partners to organize a diamond exchange center in Vietnam.

Safe Harbor Act and Forward-looking Statements

This news release contains “forward-looking statements” pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected,” which are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

PHI Group, Inc.

+1-702-475-5430

info@phiglobal.com